Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of September 2, 2022 (“Effective Date”), by and between STORE CAPITAL ACQUISITIONS, LLC, a Delaware limited liability company (“Purchaser”), and ALTITUDE HOSPITALITY LLC, a Florida limited liability company (“Seller”). Except as otherwise expressly defined herein, capitalized terms will have the meanings set forth on Exhibit A attached hereto and incorporated herein by this reference. For and in consideration of the mutual covenants and promises hereinafter set forth, the parties hereby mutually covenant and agree as follows:

ARTICLE I

purchase of PROPERTY

Section 1.01. Agreement to Purchase. Purchaser agrees to purchase, and Seller agrees to sell, in accordance with the terms, conditions and stipulations set forth in this Agreement (the “Transaction”), all of Seller’s right, title and interest in and to (a) the parcel or parcels of real property, as more particularly described on Exhibit B attached hereto, and any and all improvements thereon and appurtenances thereto (collectively, the “Real Property”); (b) all fixtures affixed thereto; (c) all mineral, oil and gas rights, water rights, sewer rights and other utility rights allocated to the Real Property; and (d) all easements, licenses, privileges and other property interests belonging or appurtenant to the Real Property (all of the foregoing items in clauses (a) through (d) above, now or hereafter existing, collectively, the “Property”).

The parties acknowledge and agree that: (i) fee title to the Real Property is currently with Sandpiper Resort Properties, Inc. (“Current Owner”); (ii) Seller is under contract or will enter into contract to acquire the Property from the Current Owner pursuant to the Existing Purchase Agreement; (iii) the obligations of Seller under this Agreement may be satisfied by the Current Owner; and (iv) conditioned upon obtaining the written consent of the Current Owner (which Seller covenants to diligently pursue) unless otherwise mutually agreed by Seller and Purchaser, Seller shall designate or nominate Purchaser to take title to the Property pursuant to the terms of the Existing Purchase Agreement such that title to the Property shall be conveyed directly from Current Owner to Purchaser and the closing under the Existing Purchase Agreement and the Closing hereunder shall be simultaneous.

Section 1.02. Purchase Price. The purchase price to be paid by Purchaser to Seller for the Property is $55,000,000.00 (the “Purchase Price”). The Purchase Price shall be paid by Purchaser in immediately available federal funds at Closing.

Section 1.03. Lease of Property; Disbursement Agreement.

(a) Lease. On or before the Closing Date, Seller, as lessee, and Purchaser, as lessor, shall agree upon the Lease Agreement, pursuant to which Purchaser shall lease the Property to Seller, at the rent and pursuant to the terms and conditions contained therein (the “Lease”).

(b) Disbursement Agreement. On or before the Closing Date, Seller and Purchaser shall agree upon a Disbursement Agreement (the “Disbursement Agreement”), pursuant to which Purchaser shall fund up to $25,000,000.00 in construction costs to enable Seller, as lessee under the Lease, to construct and renovate improvements to the Property to be distributed in accordance with and subject to the terms and conditions contained in the Disbursement Agreement.

STORE/Altitude Holdings
Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

Section 1.04. Prorations. In view of the subsequent lease of the Property to Seller pursuant to the Lease and Seller’s obligations thereunder, there shall be no proration of insurance, taxes, special assessments, utilities or any other costs related to the Property between Seller and Purchaser at Closing. All real and personal property and other applicable taxes and assessments, utilities and any other charges relating to the Property which are due and payable on or prior to the Closing Date shall be paid by Seller at or prior to Closing, and all other taxes and assessments shall be paid by Seller in accordance with the terms of the Lease.

Section 1.05. Transaction Costs. Subject to Section 6.02(a) below, whether or not the Transaction closes, (a) Seller shall be responsible for the payment of all Transaction Costs incurred by Seller and Purchaser in connection with the Transaction; (b) Seller and Purchaser shall each be responsible for the payment of one-half (1/2) of the mortgage tax associated with Purchaser’s required mortgage to be filed at Closing; and (c) Seller and Purchaser shall each be responsible for the payment of the fees and expenses of their respective legal counsel, accountants and other professional advisers (“Professional Fees”).

The provisions of this Section shall survive Closing or termination of this Agreement for any reason.

ARTICLE II

DUE DILIGENCE

Section 2.01. Title Insurance.

(a) Title Commitment and Title Policy. Purchaser shall order an owner’s title insurance commitment (the “Title Commitment”) with respect to the Property issued by the Title Company, for an ALTA Owner’s Extended Coverage Title Insurance Policy, together with any endorsements, that Purchaser may require (the “Title Policy”). Purchaser shall cause a copy of the Title Commitment to be delivered to Seller. All costs related to the Title Policy, escrow fees and other closing costs shall be included in Transaction Costs, payable as set forth in Section 1.05.

(b) Title Company. The Title Company is hereby employed by the parties to act as escrow agent in connection with this Transaction. This Agreement shall be used as instructions to the Title Company, as escrow agent, which may provide its standard conditions of acceptance of escrow; provided, however, that in the event of any inconsistency between such standard conditions of acceptance and the terms of this Agreement, the terms of this Agreement shall prevail. The Title Company’s receipt of this Agreement and the opening of an escrow pursuant to this Agreement shall be deemed to constitute conclusive evidence of the Title Company’s agreement to be bound by the terms and conditions of this Agreement pertaining to the Title Company.

STORE/Altitude Holdings
Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

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(c) Title Company Actions. The Title Company is authorized to pay, from any funds held by it for each party’s respective credit, all amounts necessary to procure the delivery of any documents and to pay, on behalf of Purchaser and Seller, all charges and obligations payable by them hereunder, respectively. Seller and Purchaser will pay all charges payable by them to the Title Company. The Title Company shall not cause the Transaction to close unless and until it has received written instructions from Purchaser and Seller to do so. The Title Company is authorized, in the event any conflicting demand is made upon it concerning these instructions or the escrow, at its election, to hold any documents and/or funds deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of Seller and Purchaser or to interplead such documents and/or funds in an action brought in any such court. Deposit by the Title Company of such documents and funds, after deducting therefrom its reasonable charges, expenses and attorneys’ fees incurred in connection with any such court action, shall relieve the Title Company of all further liability and responsibility for such documents and funds.

(d) Title Objections.

(i) Within seven (7) days after the Purchaser’s receipt of both the Title Commitment and the Survey, Purchaser shall notify Seller in writing of Purchaser’s objection to any exceptions or other title matters shown on the Title Commitment or the Survey (each, a “Title Objection”). If any Title Objection is not removed or resolved by Seller to Purchaser’s satisfaction at least five (5) days prior to the Closing Date, then Purchaser shall have the option, as its sole remedy, upon written notice to Seller on or before the Closing Date, to terminate this Agreement, in which event neither party will have any further obligations or liability hereunder, except for those obligations expressly stated to survive such termination.

(ii) If any supplement to the Title Commitment or the Survey discloses any additional title defects which were not created by or with the consent of Purchaser, and which are not acceptable to Purchaser, Purchaser shall notify Seller in writing of its objection thereto (each, an “Additional Title Objection”) within five (5) days following receipt of such supplement or revision. If any Additional Title Objection is not removed or resolved by Seller to Purchaser’s satisfaction at least five (5) days prior to the Closing Date, then Purchaser shall have the option, as its sole remedy, to terminate this Agreement upon written notice to Seller on or before the Closing Date, in which event neither party will have any further obligations or liability hereunder, except for those obligations expressly stated to survive such termination.

(iii) Purchaser’s failure to timely deliver a Title Objection or an Additional Title Objection shall be deemed Purchaser’s acceptance of the matters disclosed by the Title Commitment and the Survey. If Purchaser does not terminate this Agreement by reason of any Title Objection or Additional Title Objection, as provided in this Section 2.01, then such Title Objection or Additional Title Objection shall be deemed waived and approved by Purchaser and shall thereafter be deemed a Permitted Encumbrance.

Section 2.02. Seller Documents. With reasonable promptness, but in no event later than three (3) Business Days following the Effective Date, Seller shall deliver to Purchaser the following items to the extent the same exist and are in Seller’s possession or under its control (collectively, the “Seller Documents”): (a) “as-built” plans and specifications for the Property; (b) a certificate of occupancy (or its jurisdictional equivalent) for the Property; (c) all surveys related to the Property; (d) all environmental reports related to the Property (including without limitation, Phase I and Phase II environmental investigation reports); (e) all appraisals or valuations related to the Property; (f) all guaranties and warranties in effect with respect to the Property; (g) full and complete copies of any existing leases and current rent rolls related thereto and all other agreements related to the Property, together with all amendments and modifications thereof, including the Submerged Land Lease; (h) financial statements of the Seller Entities and unit-level financial statements for the previous three years; (i) the Management Agreement; (j) all property condition reports related to the Property; and (k) all other documents related to the ownership, lease and operation of the Property, and reasonably requested by Purchaser.

STORE/Altitude Holdings
Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

3

Section 2.03. Survey. Seller has ordered a current ALTA/NSPS “as built” survey as for the Property (the “Survey”) and shall cause a copy to be delivered to Purchaser. Purchaser shall order evidence reasonably satisfactory to Purchaser that the Property fully complies with all zoning ordinances of the Governmental Authority having jurisdiction over the Property (“Zoning Evidence”). The Survey shall (i) show all improvements and shall plot all exceptions shown on the Title Commitment (to the extent plottable), (ii) provide evidence reasonably satisfactory to Purchaser that the Property is not within a 100-year flood plain or a “Special Flood Hazard Area” as designated by the Federal Emergency Management Agency, and (iii) be certified in favor of Purchaser, any requested Affiliate of Purchaser and Title Company in a manner reasonably acceptable to Purchaser and prepared in accordance with the appropriate “ALTA/NSPS” minimum standards. The cost of the Survey shall be included in Transaction Costs, payable as set forth in Section 1.05.

Section 2.04. Environmental. Seller has ordered a current complete Phase I environmental investigation report for the Property and shall cause a copy to be delivered to Purchaser (the Phase I environmental investigation report and any additional recommended subsurface investigation report, an “Environmental Report”). In the event that Seller fails or refuses to permit any such additional subsurface investigation or is unwilling to obtain environmental insurance providing coverage acceptable to Purchaser in its sole discretion, Seller shall be deemed to have elected to terminate this Agreement, in which event neither party will have any further obligations or liability hereunder, except for those obligations expressly stated to survive such termination. The cost of the Environmental Reports shall be included in Transaction Costs, payable as set forth in Section 1.05.

Section 2.05. Valuation. Purchaser shall order a current site inspection and valuation of the Property, separately stating values for the Real Property and improvements, from a party selected by Purchaser (the “Valuation”). The Valuation shall be in form and substance acceptable to Purchaser, and shall be certified to Purchaser and any requested Affiliate of Purchaser. The cost of the Valuation shall be included in Transaction Costs, payable as set forth in Section 1.05.

Section 2.06. Property Condition Report. Seller has ordered a current property condition assessment and limited compliance audit as required for the Property (the “Property Condition Report”) and shall cause a copy to be delivered to Purchaser. The Property Condition Report shall be in form and substance acceptable to Purchaser, and shall be certified to Purchaser and any requested Affiliate of Purchaser. The cost of the Property Condition Report shall be included in Transaction Costs, payable as set forth in Section 1.05.

Section 2.07. Inspections. From the Effective Date through Closing (the “Inspection Period”), (a) Purchaser may perform whatever investigations, tests and inspections (collectively, the “Inspections”) with respect to the Property that Purchaser deems reasonably appropriate; and (b) Seller shall, at all reasonable times, (i) provide Purchaser and Purchaser’s officers, employees, agents, advisors, attorneys, accountants, architects, and engineers with access to the Property, all drawings, plans, specifications and all engineering reports for and relating to the Property in the possession or under the control of Seller, and (ii) allow such Persons to make such inspections, tests, copies, and verifications as Purchaser considers necessary.

STORE/Altitude Holdings
Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

4

Section 2.08. Purchaser’s Right to Terminate. Notwithstanding any provision contained herein, in addition to its right to terminate this Agreement as set forth in Section 2.01(d), if (a) Purchaser determines, in its sole discretion, that the Property is not satisfactory, and Purchaser provides written notice thereof to Seller on or before expiration of the Inspection Period, or (b) Purchaser and Seller are unable to agree upon the terms and conditions of the Lease as provided in Section 1.03, or (c) Purchaser fails to obtain the approval of the Transaction from Purchaser’s Investment Committee, and in any such event, Purchaser provides written notice thereof to Seller on or before expiration of the Inspection Period, or (d) Purchaser fails to obtain the approval of any material change to the terms of the Transaction from Purchaser’s Investment Committee prior to Closing, then Purchaser shall have the option to terminate this Agreement, in which event neither party will have any further obligations or liability hereunder, except for those obligations expressly stated to survive such termination.

Section 2.09. As Is Condition of the Property. Purchaser acknowledges that Purchaser has substantial experience with real property and that purchaser will acquire the Property in “as is, where is, with all faults” condition, and solely in reliance on Purchaser’s own inspection and examination and Seller’s express representations and warranties contained herein. It is expressly understood and agreed that Seller and Seller’s representatives make no representations, warranties or guaranties of any kind, nature or sort, express or implied, with respect to the physical condition, past, present or future operation and/or performance, or value, of all or any part of the Property except as otherwise specifically set forth in this Agreement. Seller shall convey the Property to Purchaser “as is and where is, with all faults,” and Purchaser acknowledges that neither Seller nor any of Seller’s representatives makes or has made any representations, guaranties or warranties whatsoever, express or implied, as to the quality, character, extent, performance, condition or suitability of the Property for any purpose, except as otherwise specifically set forth in this Agreement. Purchaser also acknowledges and agrees that, although Seller or Seller’s representatives may have provided to Purchaser certain reports, studies and surveys for or regarding the real property (“Reports”), Seller and Seller’s representatives have not verified the accuracy thereof and make no representations or warranties regarding the matters set forth therein other than as expressly provided in this Agreement, it being the responsibility of Purchaser to verify the accuracy of such Reports. Purchaser hereby irrevocably releases and forever discharges Seller and all Seller’s representatives from any and all claims, losses, damages, liabilities or obligations arising out of or in any way related to the Reports, which release and discharge from liability shall survive Closing. Furthermore, Purchaser acknowledges that Seller and Seller’s representatives have not made and do not make any representations or warranties in connection with the presence, integration or non-integration of hazardous materials upon, beneath or within the Real Property except as otherwise set forth in this Agreement. The provisions of this Section 2.09 shall survive Closing; provided, however, in no event shall it limit the responsibilities, liabilities or obligations of Seller under the Lease.

ARTICLE III

CLOSING

Section 3.01. Closing Date. Subject to the provisions of Article V of this Agreement, the closing date of the Transaction contemplated by this Agreement (the “Closing”) shall be set by mutual agreement of Seller and Purchaser (the “Closing Date”); provided, however, that the Closing Date shall not extend beyond the Closing Deadline. The parties shall deposit with the Title Company all documents (including without limitation, the executed Transaction Documents) as necessary to comply with the parties’ respective obligations hereunder on or before the Closing Date or as otherwise mutually agreed upon by the parties. The parties shall deposit all funds required hereunder with the Title Company on or before the Closing Date.

STORE/Altitude Holdings
Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

5

Section 3.02. Funding. Notwithstanding any provision contained in this Agreement, funding of the Transaction by Purchaser shall be contingent upon the delivery of the executed Transaction Documents, satisfaction of the conditions precedent set forth herein and in the other Transaction Documents, and confirmation by Purchaser’s counsel that it or the Title Company has possession of all Transaction Documents required by Purchaser.

Section 3.03. Possession. Possession of the Property, free and clear of all tenants or other parties in possession, except in accordance with the Lease (and any permitted subleases thereunder) and the Submerged Land Lease, shall be delivered to Purchaser on the Closing Date.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.01. Seller. Seller represents and warrants to, and covenants with, Purchaser as follows:

(a) Organization and Authority. Seller is duly organized or formed, validly existing and in good standing under the laws of its state of formation, and is qualified as a foreign entity to do business in any jurisdiction where such qualification is required. Seller has all requisite power and authority to own and operate the Property, to execute, deliver and perform its obligations under this Agreement and all of the other Transaction Documents to which it is a party, and to carry out the Transaction. The Person who has executed this Agreement on behalf of Seller has been duly authorized to do so.

(b) Enforceability of Documents. Upon execution by Seller, this Agreement and the other Transaction Documents to which it is a party, shall constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, or by general equitable principles.

(c) No Other Agreements and Options. None of the Seller Entities or the Property is subject to any commitment, obligation, or agreement, including, without limitation, any right of first refusal, option to purchase or lease granted to a third party, which could or would (i) prevent Seller from completing, or impair Seller’s ability to complete, the sale of the Property under this Agreement or the subsequent lease of the Property pursuant to the Lease, or (ii) bind Purchaser subsequent to consummation of the Transaction.

STORE/Altitude Holdings
Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

6

(d) No Violations. The authorization, execution, delivery and performance of this Agreement and the other Transaction Documents to which Seller is a party will not (i) violate any provisions of the charter documents of Seller, (ii) result in a violation of or a conflict with, or constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under any other document, instrument or agreement to which Seller is a party or by which Seller, to Seller’s knowledge, without any investigation, and except where otherwise disclosed in the Seller Documents, the Survey or the Title Commitment, the Property or any of the property of Seller are subject or bound, (iii) result in the creation or imposition of any Lien, restriction, charge or limitation of any kind, upon Seller or the Property other than as set forth in the Transaction Documents, or (iv) violate any law, statute, regulation, rule, ordinance, code, rule or order of any court or Governmental Authority applicable to Seller or, to Seller’s knowledge, without any investigation, and except where otherwise disclosed in the Seller Documents, the Survey or the Title Commitment, the Property.

(e) Compliance. To Seller’s knowledge, without any investigation, and except where otherwise disclosed in the Seller Documents, the Survey or the Title Commitment. Current Owner’s use and occupation of the Property, and the condition thereof, comply in material respects with (i) all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of each Governmental Authority having jurisdiction over the Property, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements, the Americans With Disabilities Act of 1990, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment applicable to the Property (collectively, the “Legal Requirements”), and (ii) all restrictions, covenants and encumbrances of record with respect to the Property. Except where otherwise disclosed in the Seller Documents, the Survey or the Title Commitment, no Seller Entity has received any written notification that it or the Property is in violation of any of the foregoing, including without limitation, the Legal Requirements.

(f)   Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. Without in any way limiting the provisions of Section 4.01(e), Seller, and to the best of Seller’s knowledge, each of the Seller Entities is not currently identified on the OFAC List, and is not a Person with whom a citizen of the United States is prohibited from engaging in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or executive order of the President of the United States. Seller makes no representation as to any shareholder of Altitude International Holdings, Inc.

(g) Litigation. There is no legal, administrative, arbitration or other proceeding, claim or action of any nature or investigation pending or involving or, to the best of Seller’s knowledge, threatened against, Seller, the Seller Entities or, to Seller’s knowledge, without any investigation, and except where otherwise disclosed in the Seller Documents, the Survey or the Title Commitment, the Property, before any Governmental Authority, except as has been disclosed in writing by Seller, which in any way adversely affects or may adversely affect the Property, the business performed and to be performed on the Property, the condition, worth or operations of any of the Seller Entities, or the ability of any of the Seller Entities to perform under this Agreement or any other Transaction Documents to which they are a party, or which questions or challenges any of the Seller’s Entities’ participation in the Transaction contemplated by this Agreement or any other Transaction Document.

STORE/Altitude Holdings
Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

7

(h) No Mechanics’ Liens. To Seller’s knowledge, without any investigation, and except where otherwise disclosed in the Seller Documents, the Survey or the Title Commitment, there are no outstanding accounts payable, mechanics’ liens, or rights to claim a mechanics’ lien in favor of any materialman, laborer, or any other Person in connection with labor or materials furnished to or performed on any portion of the Property, which will not have been fully paid for on or before the Closing Date or which might provide the basis for the filing of such liens against the Property or any portion thereof. To Seller’s knowledge, without any investigation, and except where otherwise disclosed in the Seller Documents, the Survey or the Title Commitment, no work has been performed or is in progress nor have materials been supplied to the Property or agreements entered into for work to be performed or materials to be supplied to the Property prior to the date hereof, which will not have been fully paid for on or before the Closing Date or which might provide the basis for the filing of such liens against the Property or any portion thereof. Seller shall be responsible for any and all claims for mechanics’ liens and accounts payable that have arisen or may subsequently arise due to agreements entered into by Seller for and/or any work performed on, or materials supplied to the Property prior and subsequent to the Closing Date, and Seller shall and does hereby agree to defend, indemnify and forever hold Purchaser and Purchaser’s designees harmless from and against any and all such mechanics’ lien claims, accounts payable or other commitments relating to the Property.

(i) Intentionally Omitted.

(j) Condemnation. To Seller’s knowledge, except where otherwise disclosed in the Seller Documents, the Survey or the Title Commitment, no condemnation or eminent domain proceedings affecting the Property have been commenced or are contemplated.

(k) Intentionally Omitted.

(l)   Intellectual Property. Following Closing and upon the expiration of the short term post – closing lease with Current Owner, Lessee will possess and have the right to use all intellectual property, licenses and other rights as are material and necessary for the conduct of business at the Property.

(m) Environmental.

(i) To Seller’s knowledge, without any duty of inquiry, except where otherwise disclosed in the Seller Documents, the Survey or the Title Commitment the Property is not in violation of any Hazardous Materials Laws and there is no past or present non-compliance with Hazardous Materials Laws, or with permits issued pursuant thereto, in connection with the Property.

(ii) No Seller Entity has received any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Materials or USTs, or remediation thereof, of possible liability of any Person (including without limitation, Lessee) pursuant to any Hazardous Materials Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing.

(n) Financial Statements. The financial statements concerning the Seller Entities delivered by or on behalf of Seller to Purchaser are true, correct and complete in all material respects, and no adverse change has occurred with respect to such financial statements, since the date such financial statements were prepared or delivered to Purchaser. Seller understands that Purchaser is relying upon such financial statements and Seller represents that such reliance is reasonable. All such financial statements were prepared in accordance with generally accepted accounting principles consistently applied and accurately reflect, as of the date of this Agreement and the Closing Date, the financial condition of each individual or entity to which they pertain.

STORE/Altitude Holdings
Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

8

(o) Solvency. There is no contemplated, pending or threatened Insolvency Event or similar proceedings, whether voluntary or involuntary, affecting the Seller Entities, or to Seller’s knowledge, any of their respective members, partners shareholders, or Affiliates. Seller makes no representation as to any shareholder of Altitude International Holdings, Inc.

(p) Satisfaction of Conditions Precedent. From the Effective Date through the Closing Date, Seller shall use its best efforts to satisfy all conditions set forth in Section 5.01 of this Agreement on or prior to the Closing Date.

(q) No Bankruptcy Petition. Seller hereby agrees that it shall not institute against, or join any other Person in instituting against, Purchaser, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any other proceeding under any federal or state bankruptcy or similar law. The provisions of this Section shall survive the Closing or termination of this Agreement. Notwithstanding the foregoing, the provisions of this Section shall in no way limit any other rights Seller may have with respect to this Agreement, either at law or in equity.

(r) State Bulk Sales Statutes. Seller represents and warrants to Purchaser that no bulk sales statutes promulgated by any Governmental Authority (“Bulk Sales Statutes”) apply as a result of the sale of the Property. Seller agrees to indemnify, defend and hold Purchaser harmless from and against any and all losses, costs, damages, expenses (including without limitation, court costs and reasonable attorney’s fees) and liabilities which may be sustained or incurred by Purchaser, and/or any and all claims, demands, suits, proceedings and causes of action which may be brought or raised against Seller or Purchaser, as a result of or arising from (i) any claim that Purchaser has any liability or obligations under the Bulk Sales Statutes (including without limitation, any tax obligations or liabilities (or interest or penalties connected therewith) of Seller) by reason of the transactions provided for herein; or (ii) the failure of Purchaser to withhold any of Seller’s unpaid tax obligations, liabilities, interest or penalties thereon from the Purchase Price or otherwise as required under any Bulk Sales Statutes; provided, however, that Seller shall not be liable for and have no indemnification obligations to Purchaser hereunder for any taxes that are the obligation of Seller pursuant to the Lease.

(s) Franchisor Provisions. As of Closing, Seller shall have entered into a Franchise Agreement with Franchisor for the conduct of business at the Property, which Franchise Agreement shall not have been assigned, transferred, mortgaged, or otherwise encumbered, except that Feenix Venture Partners, in connection with a loan to Seller as Lessee under the Lease, may require a recognition agreement or similar agreement from Franchisor. The Franchise Agreement will be in full force and effect at Closing, will permit Lessee to operate the Facility on the Property and will have a term which will not expire prior to the term of the Lease (including all possible extensions thereof), unless otherwise agreed to by the Purchaser, as lessor under the Lease. No notice of default from Franchisor has been received by Seller with respect to the Franchise Agreement that has not been cured, and no notice of default to Franchisor has been given that has not been cured. To the best of Seller’s knowledge, no event has occurred and no condition exists, including with respect to any required remodeling or re-imaging, that, with the giving of notice or the lapse of time or both, would constitute a default under the Franchise Agreement.

STORE/Altitude Holdings
Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

9

(t) First Priority Lien. As of Closing, Seller, as lessee, shall grant Purchaser a first priority lien position upon all of the Personalty (as such term is defined in the Lease) owned by Lessee and located upon the Properties (the “FFE Lien”).

All representations and warranties of Seller made in this Agreement shall be true as of the date of this Agreement, shall be deemed to have been made again at and as of the Closing Date, shall be true at and as of the Closing Date, and shall survive Closing for a period of one (1) year. When used in this Agreement, the phrase “To Seller’s knowledge” or derivations thereof, shall mean the actual knowledge of Gregory Breunich, the Manager of Seller.

Section 4.02. Purchaser. Purchaser represents and warrants to, and covenants with, Seller as follows:

(a) Organization and Authority. Purchaser is duly organized, validly existing and in good standing under the laws of its state of formation. Purchaser has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and all of the other Transaction Documents to which it is a party and to carry out the Transaction. The Person who has executed this Agreement on behalf of Purchaser has been duly authorized to do so.

(b) Enforceability of Documents. Upon execution by Purchaser, this Agreement and the other Transaction Documents to which it is a party, shall constitute the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, or by general equitable principles.

(c) Litigation. There are no actions or proceedings pending against or involving Purchaser before any Governmental Authority which in any way adversely affect or may adversely affect Purchaser or Purchaser’s ability to perform under this Agreement and the other Transaction Documents to which it is a party.

(d) Satisfaction of Conditions Precedent. From the Effective Date through the Closing Date, Purchaser agrees to use its best efforts to satisfy all conditions set forth in Section 5.02 of this Agreement on or prior to the Closing Date.

All representations and warranties of Purchaser made in this Agreement shall be true as of the date of this Agreement, shall be deemed to have been made again at and as of the Closing Date, shall be true at and as of the Closing Date, and, together with the covenants made by Purchaser herein, shall survive Closing for a period of one (1) year.

ARTICLE V

CONDITIONS PRECEDENT TO CLOSING

Section 5.01. Purchaser’s Conditions to Closing. Purchaser shall not be obligated to close and fund the Transaction until the fulfillment (or written waiver by Purchaser) of all of the following conditions:

STORE/Altitude Holdings
Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

10

(a) Seller, Guarantor and Limited Guarantor shall have delivered, or caused to be delivered, to the Title Company, as applicable, the following items:

(i) The Deed and the Submerged Land Lease Assignment;

(ii) Such documents evidencing the legal status and good standing of Seller that may be required by reasonably Purchaser and/or the Title Company for issuance of the Title Policy, including, without limitation, certificates of good standing;

(iii) Fully executed originals of (A) the Lease, together with a fully executed original of a memorandum thereof for the Property (the “Memorandum of Lease”), and (B) an Assignment of Warranties in the form of Exhibit D attached hereto, or if not assignable, evidence satisfactory to Purchaser that it will receive coverage or protection acceptable to Purchaser for the matters covered by such warranties, in either case, to the extent required by Purchaser (the “Assignment of Warranties”), and (C) all of the other Transaction Documents to which Seller, Guarantor or Limited Guaranty is a party;

(iv) Certificates evidencing the insurance coverage, limits and policies to be carried by Seller under and pursuant to the terms of the Lease, on the forms and containing the information required by Purchaser, as landlord (“Lease Proof of Insurance”);

(v) A certificate of an officer, manager or general partner, as applicable, of Seller and Guarantor, together with copies of each entity’s (A) articles of organization or certificate of formation, as applicable, amended to date; (B) operating agreement, bylaws or partnership agreement, as applicable, amended to date; (C) resolutions authorizing the Transaction and the execution of this Agreement and the other Transaction Documents, and identifying the Person(s) authorized to execute this Agreement and the other Transaction Documents; and (D) original certificates of good standing or similar documents from the states in which each entity was organized or formed, and original certificates of qualification or similar documents from the state where the Property is located;

(vi) A duly executed affidavit from Seller stating that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and 1984 Tax Reform Act, in the form attached hereto as Exhibit C (“Non-Foreign Seller Certificate”);

(vii) An Opinion of Counsel, addressed to Purchaser and Purchaser’s financial institution, if any;

(viii) Closing settlement statements approved by Seller and Purchaser to reflect the credits, prorations, and adjustments contemplated by or specifically provided for in this Agreement;

(ix) To the extent not previously provided, the most recent financial statements available for the Seller Entities; and

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Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

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(x) All documents required to be delivered by this Agreement and the other Transaction Documents to which Seller, Guarantor or Limited Guarantor are a party, and as may otherwise be required in order to fully and legally close this Transaction.

(b) Purchaser shall have received the Title Commitment and the Title Company’s irrevocable commitment to insure title by means of the Title Policy.

(c) Purchaser shall have determined, in its sole discretion, that there shall have been no material adverse change in the current or prospective financial condition of Seller, Guarantor, Limited Guarantor or the Property from the Effective Date.

(d) All representations and warranties of Seller set forth herein shall have been true and correct in all respects when made, and all covenants, agreements and conditions required to be performed or complied with by Seller prior to or at the time of Closing in connection with the Transaction shall have been duly performed or complied with by Seller prior to or at such time or waived in writing by Purchaser.

(e) No event shall have occurred or condition shall exist which would, upon the Closing Date, or, upon the giving of notice and/or passage of time, constitute a breach or default hereunder or under any other Transaction Document, or any other agreements between or among Purchaser, Seller, Guarantor, Limited Guarantor or Franchisor.

(f) Seller shall have caused all leases and, unless otherwise agreed to in writing by Purchaser, all subleases of the Property and any other documents affecting the Property existing at Closing, at Purchaser’s sole option, to be cancelled as of the Closing Date (except the Submerged Land Lease) or subordinated to the Lease pursuant to subordination agreements in form and substance satisfactory to Purchaser. Purchaser acknowledges that Current Owner shall have a sublease in effect through September 12, 2022 which shall be subordinate to the Lease.

(g) Purchaser shall have received a comfort letter from Franchisor in form and substance acceptable to Purchaser, which shall include the following: (i) the Franchise Agreement is valid, binding and in full force and effect, (ii) the Franchise Agreement has a term that will not expire before the term of the Lease (including all possible extensions thereof) (or that Seller has the right to renew the Franchise Agreement or enter into a new Franchise Agreement so that existing or new Franchise Agreement is in place for the Property throughout the term of the Lease (including all possible extensions thereof)), (iii) no events have occurred which could constitute a default under the Franchise Agreement, (iv) waives all rights of first refusal set forth in such Franchise Agreement as to Purchaser and its successors and assigns and the purchase option under the Lease, (v) providing Purchaser (or any new lessee of the Property) with the right to assume the obligations under the Franchise Agreement (the “Franchise Comfort Letter”).

(h) The transaction contemplated by the Existing Purchase Agreement shall have closed or shall close simultaneously with the Transaction contemplated herein.

Upon the fulfillment or Purchaser’s written waiver of all of the above conditions, Purchaser shall deposit funds necessary to close this Transaction with the Title Company and this Transaction shall close in accordance with the terms and conditions of this Agreement. Unless otherwise agreed, all of the documents to be delivered at Closing shall be dated as of the Closing Date.

STORE/Altitude Holdings
Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

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Section 5.02. Seller’s Conditions Precedent to Closing. Seller shall not be obligated to close the Transaction until the fulfillment (or written waiver by Seller) of all of the following conditions:

(a) Purchaser shall have delivered to the Title Company the Purchase Price, as adjusted pursuant to the requirements of this Agreement;

(b) Purchaser shall have caused to be executed and delivered to the appropriate Persons fully executed originals of all Transaction Documents, including without limitation, the Lease, together with the Memorandum of Lease and the Assignment of Warranties;

(c) Purchaser and Seller shall have approved the Title Company settlement statements that reflect the credits, prorations, and adjustments contemplated by or specifically provided for in this Agreement;

(d) Purchaser shall have delivered to Seller and/or the Title Company such other documents as may reasonably be required in order to fully and legally close this Transaction; and

(e) All covenants, agreements and conditions required to be performed or complied with by Purchaser prior to or at the time of Closing in connection with the Transaction shall have been duly performed or complied with by Purchaser or waived in writing by Seller prior to or at such time.

(f) The transaction contemplated by the Existing Purchase Agreement shall have closed or shall close simultaneously with the Transaction contemplated herein.

(g) All representations and warranties of Purchaser set forth herein shall have been true and correct in all respects when made, and all covenants, agreements and conditions required to be performed or complied with by Purchaser prior to or at the time of Closing in connection with the Transaction shall have been duly performed or complied with by Purchaser prior to or at such time or waived in writing by Seller.

ARTICLE VI

DEFAULTS; REMEDIES

Section 6.01. Default. Each of the following shall be deemed an event of default (each, an “Event of Default”):

(a) If any representation or warranty of Seller or Purchaser set forth in this Agreement or any other Transaction Document is false in any material respect or if Seller renders any false statement;

(b) If Seller or Purchaser fails to perform any of its obligations under this Agreement; or

STORE/Altitude Holdings
Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

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(c) If any Insolvency Event shall occur with respect to any Seller Entity or Purchaser.

Section 6.02. Remedies. Upon any Event of Default, the non-defaulting party shall be entitled to exercise, at its option and as its sole and exclusive remedy, one of the following remedies:

(a) The non-defaulting party may terminate this Agreement by giving written notice to the defaulting party and recover from the defaulting party, to the extent not already paid to the non-defaulting party, all reasonable and verified out-of-pocket costs and expenses incurred by the non-defaulting party hereunder (including without limitation, the Transaction Costs, any other due diligence costs, and the reasonable and verified fees and costs of legal counsel or other advisors), in which event neither party will have any further obligations or liability hereunder, except for those obligations expressly stated to survive such termination; or

(b) The non-defaulting party may waive the Event of Default and proceed with the Closing.

ARTICLE VII

POST-CLOSING

Section 7.01. Submerged Land Lease. Within ten (10) Business Days of the Closing Date, Seller shall deliver to Purchaser the forms to be submitted to the Florida Department of Environmental Protection for the transfer of the Submerged Land Lease (BOT File No. 560000758). Within five (5) Business Days following Seller’s receipt of the completed forms from Purchaser, Seller shall initiate the application to the Florida Department of Environmental Protection for the transfer of the Submerged Land Lease (BOT File No. 560000758) to Purchaser. Seller and Purchaser acknowledge that they must submit a copy of the recorded Deed, a completed Billing Information Form and a completed Financial Affidavit (such forms being promulgated by the FDEP) together with any fees. Purchaser shall cooperate with Seller in preparing and submitting the application and Seller shall provide Purchaser with a copy of the application and related documents. The Lease will contain appropriate provisions allowing the Lessee to use the property covered by the Submerged Land Lease. This Section 7.01 shall survive Closing.

ARTICLE VIII

MISCELLANEOUS

Section 8.01. Intentionally Omitted.

Section 8.02. Risk of Loss.

(a) Condemnation. If, prior to Closing, action is initiated to take the Property, or any portion thereof that Purchaser reasonably determines (a) that would materially interfere with the operation or use of the Property, (b) remove any principal access way to the Property, (c) reduce the availability of parking at the Property, (d) result in any part of the Property becoming in violation of any zoning or building code, or (e) the taking of more than ten percent (10%) of the Property, by eminent domain proceedings or by deed in lieu thereof, Purchaser may elect at or prior to Closing, to (i) terminate this Agreement, in which event neither party will have any further obligations or liability hereunder, except for those obligations expressly stated to survive such termination, or (ii) proceed to close, in which event all of Seller’s assignable right, title and interest in and to the award of the condemning authority shall be assigned to Purchaser at the Closing and there shall be no reduction in the Purchase Price.

STORE/Altitude Holdings
Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

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(b) Casualty. Seller assumes all risks and liability for damage to or injury occurring to the Property by fire, storm, accident, or any other casualty or cause until the Closing has been consummated. If the Property, or any part thereof, suffers any damage prior to the Closing from fire or other casualty and the estimated cost of repair is reasonably estimated to exceed the sum of $250,000, Purchaser may elect at or prior to Closing, to (i) terminate this Agreement, in which event neither party will have any further obligations or liability hereunder, except for those obligations expressly stated to survive such termination, or (ii) consummate the Closing, in which event all of Seller’s right, title and interest in and to the proceeds of any insurance covering such damage (less an amount equal to any expense and costs reasonably incurred by Seller to repair or restore the Property, which shall be payable to Seller upon Seller’s delivery to Purchaser of satisfactory evidence thereof), to the extent that the amount of such insurance does not exceed the Purchase Price, shall be assigned to Purchaser at Closing, and Purchaser shall be entitled to a credit in the amount of Seller’s deductible at Closing.

Section 8.03. Notices. All notices, demands, designations, certificates, requests, offers, consents, approvals, appointments and other instruments given pursuant to this Agreement (collectively called “Notices”) shall be in writing and given by (a) hand delivery, (b) express overnight delivery service, or (c) email transmission, and shall be deemed to have been delivered upon (i) receipt, if hand delivered, (ii) the next Business Day, if delivered by a reputable express overnight delivery service, (iii) or the date of delivery of email if transmitted by 6:00 p.m. recipient’s time on a Business Day. Notices shall be provided to the parties and addresses (or email addresses, as applicable) specified below:

If to Seller:	Altitude Hospitality LLC 4500 SE Pine Valley St. Port St. Lucie, FL 34952 Attention: Gregory C. Breunich Email: gcb@altdintl.com
With a copy to:	Buchanan Ingersoll & Rooney PC 401 East Las Olas Blvd. Suite 2250 Ft. Lauderdale, FL 33301 Attention: Adele Stone, Esq. Email: Adele.Stone@bipc.com
If to Purchaser:	STORE Capital Acquisitions, LLC 8377 E. Hartford Drive, Suite 100 Scottsdale, AZ 85255 Attention: Sharon Hatchell Email: shatchell@storecapital.com
With a copy to:

Kutak Rock LLP

1801 California Street, Suite 3000

Denver, CO 80202

Attention: Nathan P. Humphrey, Esq. and

Kelly G. Reynoldson, Esq.

Email: nathan.humphrey@kutakrock.com and

kelly.reynoldson@kutakrock.com

STORE/Altitude Holdings
Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

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or to such other address or such other Person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above. Whenever in this Agreement the giving of Notice is required, the giving thereof may be waived in writing at any time by the Person or Persons entitled to receive such Notice.

A copy of any Notice delivered pursuant to this Section shall also contemporaneously be delivered in the manner herein specified to any mortgagee or assignee of Purchaser’s interest which shall have duly notified Seller in writing of its name and address.

Section 8.04. Assignment. Purchaser may assign its rights under this Agreement in whole or in part at any time to an Affiliate of Purchaser. Upon any unconditional assignment of Purchaser’s entire right and interest hereunder to an Affiliate of Purchaser, Purchaser shall automatically be relieved, from and after the date of such assignment, of liability for the performance of any obligation of Purchaser contained herein.

Section 8.05. Indemnity.

(a) Seller shall indemnify, defend and hold harmless Purchaser and its Affiliates, and their respective officers, directors, shareholders, managers, members, employees, representatives, successors and assigns, as applicable (collectively, the “Indemnified Parties”), from and against any and all Losses of any nature arising from or connected with breach of any of the representations, warranties, covenants, agreements or obligations of Seller set forth in this Agreement. The obligations under this Section 8.05(a) shall survive Closing for a period of one (1) year.

(b) Purchaser shall indemnify, defend and hold harmless Seller from and against any and all Losses of any nature arising from or connected with (i) breach of any of the representations, warranties, covenants, agreements or obligations of Purchaser set forth in this Agreement, and (ii) the Inspections. The obligations under this Section 8.05(b) shall survive Closing for a period of one (1) year.

Section 8.06. Brokerage Commission. Each of the parties represents and warrants to the other that neither party has dealt with, negotiated through or communicated with any broker in connection with this Transaction, except for ZEL Capital Partners whose commission shall be paid by Seller pursuant to a separate agreement between Seller and such broker. Each party shall indemnify, defend and hold harmless the other party from and against any and all claims, loss, costs and expenses, including reasonable attorneys’ fees, resulting from any claims that may be made against the indemnified party by any broker claiming a commission or fee by, through or under such indemnifying party. The parties’ respective obligations under this Section 8.06 shall survive Closing or termination of this Agreement.

Section 8.07. Reporting Requirements. The parties agree to comply with any and all reporting requirements applicable to the Transaction which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority, and further agree upon request, to furnish the other party with evidence of such compliance.

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Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

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Section 8.08. Disclosures. Except as expressly set forth in Sections 7.01 and 8.07 and this Section 8.08, or as reasonably expected to be made public by the nature of the Transaction Document (such as recording of the Deed) and as required by law or judicial action or as required by any Governmental Authority in connection with any permit or license which Seller applies for in connection with its business operation on the Property as Lessee, prior to Closing neither Seller nor Purchaser will make any public disclosure of this Agreement or the other Transaction Documents, the Transaction or the provisions of the Transaction Documents without the prior consent of the other party hereto. The parties further agree that, notwithstanding any provision contained in this Agreement, any party (and each employee, representative or other agent of any party) may disclose to any and all Persons, without limitation of any kind, any matter required under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Section 8.09. Time is of the Essence. The parties hereto expressly agree that time is of the essence with respect to this Agreement.

Section 8.10. Non-Business Days. If the Closing Date or the date for delivery of a notice or performance of some other obligation of a party falls on a Saturday, Sunday or legal holiday in the state in which the Property is located, then the Closing Date or such notice or performance shall be postponed until the next Business Day.

Section 8.11. Waiver and Amendment. No provision of this Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.

Section 8.12. Limitation on Liability. Notwithstanding anything to the contrary provided in this Agreement, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement and the Lease, that (a) there shall be absolutely no personal liability on the part of any director, officer, manager, member, employee or agent of either party with respect to any of the representations, warranties, terms, covenants and conditions of this Agreement, (b) each party waives all claims, demands and causes of action against the other party’s directors, officers, managers, members, employees and agents in the event of any breach by such other party of any of the terms, covenants and conditions of this Agreement, and (c) each party shall look solely to the assets of the other party for the satisfaction of each and every remedy in the event of any breach of any of the terms, covenants and conditions of this Agreement, such exculpation of liability to be absolute and without any exception whatsoever.

Section 8.13. Headings; Internal References. The headings of the various sections and exhibits of this Agreement have been inserted for reference only and shall not to any extent have the effect of modifying the express terms and provisions of this Agreement. Unless stated to the contrary, any references to any section, subsection, exhibit and the like contained herein are to the respective section, subsection, exhibit and the like of this Agreement.

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Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

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Section 8.14. Construction Generally. This is an agreement between parties who are experienced in sophisticated and complex matters similar to the Transaction and the other Transaction Documents, is entered into by both parties in reliance upon the economic and legal bargains contained herein and therein, and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Seller and Purchaser were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder.

Section 8.15. Further Assurances. Each of the parties agrees, whenever and as often as reasonably requested so to do by the other party or the Title Company, to execute, acknowledge, and deliver, or cause to be executed, acknowledged, or delivered, any and all such further conveyances, assignments, confirmations, satisfactions, releases, instruments, or other documents as may be necessary, expedient or proper, in order to complete any and all conveyances, transfers, sales and assignments herein provided and to do any and all other acts and to execute, acknowledge and deliver any and all documents as so requested in order to carry out the intent and purpose of this Agreement.

Section 8.16. Intentionally Omitted.

Section 8.17. Attorneys’ Fees. In the event of any controversy, claim, dispute or proceeding between the parties concerning this Agreement, the prevailing party shall be entitled to recover all of its reasonable attorneys’ fees and other costs in addition to any other relief to which it may be entitled.

Section 8.18. Entire Agreement. This Agreement and all other Transaction Documents, and all other certificates, instruments or agreements to be delivered hereunder and thereunder constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Seller and Purchaser with respect to the subject matter of this Agreement. Notwithstanding anything in this Agreement to the contrary, upon the execution and delivery of this Agreement by Seller and Purchaser, (a) this Agreement shall supersede any previous discussions, letters of intent, agreements and/or term or commitment letters relating to the Transaction, including without limitation, the Letter of Intent and any and all agreements related to confidentiality, exclusivity, non-competition, non-solicitation of employees, non-solicitation or pursuit of any business opportunity represented by the Transaction, or any other term or condition which restricts any business activity of Purchaser or its affiliates, (b) the terms and conditions of this Agreement shall control notwithstanding that such terms are inconsistent with or vary from those set forth in any of the foregoing agreements, and (c) this Agreement may only be amended by a written agreement executed by Purchaser and Seller. The provisions of this Section shall survive the Closing.

Section 8.19. Forum Selection; Jurisdiction; Venue. For purposes of any action or proceeding arising out of this Agreement, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the St. Lucie County, State of Florida. Seller consents that it may be served with any process or paper by personal service within or without the State of Florida in accordance with applicable law. Furthermore, Seller waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper.

STORE/Altitude Holdings
Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

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Section 8.20. Separability; Binding Effect; Governing Law. Each provision hereof shall be separate and independent. Each provision hereof shall be valid and shall be enforceable to the extent not prohibited by law. If any provision hereof or the application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Subject to the provisions of Section 8.04, all provisions contained in this Agreement shall be binding upon, inure to the benefit of and be enforceable by the successors and assigns of each party hereto, including, without limitation, any United States trustee, any debtor-in-possession or any trustee appointed from a private panel, in each case to the same extent as if each successor and assign were named as a party hereto. This Agreement shall be governed by, and construed with, the laws of the state in which the Property is located, without giving effect to any state’s conflict of laws principles.

Section 8.21. Survival. Except for the conditions of Closing set forth in Article V, which shall be satisfied or waived in writing as of the Closing Date, all representations, warranties, indemnities of Seller and Purchaser set forth in this Agreement shall survive the Closing for a period of one (1) year.

Section 8.22. Waiver of Jury Trial and Certain Damages. THE PARTIES HERETO SHALL AND THEY HEREBY DO INTENTIONALLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND/OR ANY CLAIM OR INJURY OR DAMAGE RELATED THERETO. EACH PARTY FURTHER WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER PARTY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND/OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO.

Section 8.23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Furthermore, the undersigned agree that transmission of a fully executed copy of this Agreement via e-mail in a “.pdf” or other electronic format shall be deemed transmission of the original Agreement for all purposes.

Section 8.24. IRC Section 1031 Exchange of Property. The parties agree that a party may elect to complete an Internal Revenue Code 1031 tax-deferred exchange that will not affect the terms and conditions of this Agreement; provided, however, that (a) the non-requesting party will cooperate with the requesting party to complete such exchange in a timely manner on the conditions that the non-requesting party shall not be obligated to pay, suffer or incur any additional expenses or liabilities as a result of cooperating in the requesting party’s exchange and the non-requesting party shall not be obligated to acquire any other real property in connection with such exchange; (b) the non-requesting party shall not have any liability to the requesting party for failure of the exchange to qualify under the Internal Revenue Code and Treasury Regulations; (c) any assignment(s) made by the requesting party in connection with such exchange shall not relieve the requesting party of its obligations under this Agreement; (d) the requesting party shall cause all documentation necessary or appropriate in connection with such exchange to be prepared and available for execution no later than the Closing Date; and (e) the completion of one or more tax-deferred exchanges is not a condition to the performance by the requesting party of its obligations set forth in this Agreement.

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Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

PURCHASER:

STORE CAPITAL ACQUISITIONS, LLC,
a Delaware limited liability company

By:	/s/ Carla Thoman
Name:	Carla Thoman
Title:	Vice President

STORE/Altitude Holdings
Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

SELLER:

ALTITUDE HOSPITALITY LLC, a Florida limited liability company

By:	/s/Gregory C. Breunich

Name:	Gregory C. Breunich

Title:	Manager

Exhibits:

A:	Defined Terms
B:	Property Address / Legal Description
C:	Non-Foreign Seller Certificate
D:	Assignment of Warranties

STORE/Altitude Holdings
Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

EXHIBIT A

DEFINED TERMS

The following terms shall have the following meanings for all purposes of this Agreement:

“Additional Title Objection” has the meaning set forth in Section 2.01(d)(ii).

“Affiliate” or any derivation thereof, means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, “controls”, “under common control with” and “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or otherwise.

“Assignment of Warranties” has the meaning set forth in Section 5.01(a)(iii).

“Bulk Sales Statutes” has the meaning set forth in Section 4.01(q).

“Business Day” means Monday through Friday, except a day on which banks located in Port St. Lucie, Florida, are closed for business.

“Closing” shall have the meaning set forth in Section 3.01.

“Closing Date” shall have the meaning set forth in Section 3.01.

“Closing Deadline” means August 31, 2022 or any other date mutually agreed upon by Seller and Purchaser.

“Collateral Assignment of Management Agreement” means a written agreement whereby Seller collateral assigns the Management Agreement to Purchaser to secure the obligations of Seller under the Lease.

“Current Owner” has the meaning set forth in Section 1.01.

“Deed” means that certain general warranty deed whereby Current Owner or Seller conveys to Purchaser all of Seller’s right, title and interest in and to the Property, free and clear of all Liens, restrictions, encroachments and easements, except the Permitted Encumbrances.

“Disbursement Agreement” has the meaning set forth in Section 1.03(b).

“Effective Date” has the meaning set forth in the introductory paragraph of this Agreement.

“Environmental Liens” means all liens and other encumbrances imposed pursuant to any Hazardous Materials Law.

“Environmental Report” has the meaning set forth in Section 2.04.

“Event of Default” has the meaning set forth in Section 6.01.

“Existing Purchase Agreement” means that certain Purchase and Sale Agreement dated April 25, 2022 entered into among Seller, as purchaser and successor-by-assignment from Altitude International Holdings, Inc., and Current Owner, as seller, as the same may be amended or supplemented from time to time.

STORE/Altitude Holdings
Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

A-1

“FFE Lien” has the meaning set forth in Section 4.01(u).

“Franchise Agreement” means that certain TMH Worldwide Membership Agreement between Franchisor and Seller.

“Franchise Comfort Letter” has the meaning set forth in Section 5.01(g).

“Franchisor” means TMH Worldwide, LLC, a Delaware limited liability company, or its successor.

“Guarantor” means Altitude International Holdings, Inc., a New York corporation.

“Guaranty” means an unconditional guaranty of payment and performance in form and substance acceptable to Purchaser and Guarantor.

“Governmental Authority” means the United States of America, any state or other political subdivision thereof, any other entity exercising executive, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

“Hazardous Materials” includes: (a) oil, petroleum products, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other materials, contaminants or pollutants, the presence of which causes the Property to be in violation of any local, state or federal law or regulation, (including without limitation, any Hazardous Materials Law), or are defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “toxic substances”, “contaminants”, “pollutants”, or words of similar import under any applicable local, state or federal law or under the regulations adopted, orders issued, or publications promulgated pursuant thereto, including, but not limited to: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq.; (ii) the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801, et seq.; (iii) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq.; and (iv) regulations adopted and publications promulgated pursuant to the aforesaid laws; (b) asbestos in any form which is friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; (c) per- and poly-fluoroalkyl substances; (d) underground storage tanks; and (e) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

“Hazardous Materials Laws” includes any and all federal, state and local laws, rules, regulations, statutes, and requirements pertaining or relating to the environmental condition of the Property or to Hazardous Materials.

“Indemnified Parties” has the meaning set forth in Section 8.05.

“Insolvency Event” means (a) a Person’s (i) failure to generally pay its debts as such debts become due; (ii) admitting in writing its inability to pay its debts generally; or (iii) making a general assignment for the benefit of creditors; (b) any proceeding being instituted by or against any Person (i) seeking to adjudicate it a bankrupt or insolvent; (ii) seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors; or (iii) seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and in the case of any such proceeding instituted against any such Person, either such proceeding shall remain undismissed for a period of 120 days or any of the actions sought in such proceeding shall occur; or (c) any Person taking any corporate or other formal action to authorize any of the actions set forth above in this definition.

STORE/Altitude Holdings
Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

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“Inspection Period” has the meaning set forth in Section 2.07.

“Inspections” has the meaning set forth in Section 2.07.

“Lease” has the meaning set forth in Section 1.03(a).

“Lease Proof of Insurance” has the meaning set forth in Section 5.01(a)(iv).

“Legal Requirements” has the meaning set forth in Section 4.01(e).

“Letter of Intent” means that certain Letter of Intent dated July 18, 2022 between STORE Capital Corporation, on behalf of Purchaser, and Seller with respect to the Transaction, and any amendments or supplements thereto.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

“Limited Guarantor” means Greg Breunich.

“Limited Guaranty” means an limit guaranty of payment and performance in form and substance acceptable to Purchaser and Limited Guarantor.

“Losses” means any and all claims, lawsuits, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, interest, charges, fees, expenses, judgments, decrees, awards, amounts paid in settlement and damages of whatever kind or nature (including, without limitation, attorneys’ fees, court costs and costs incurred in the investigation, defense and settlement of claims).

“Management Agreement” means that certain Hotel Management Agreement dated August 6, 2022 among Altitude International Holdings, Inc., Seller and Our Town Hospitality LLC (d/b/a OTH Hotels Resorts).

“Memorandum of Lease” has the meaning set forth in Section 5.01(a)(iii).

“Non-Foreign Seller Certificate” has the meaning set forth in Section 5.01(a)(vi).

“Notices” has the meaning set forth in Section 8.03.

STORE/Altitude Holdings
Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

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“OFAC List” means the list of specially designated nationals and blocked Persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Legal Requirements, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List currently is accessible through the internet website https://home.treasury.gov/policy-issues/financial-sanctions/specially-designated-nationals-and-blocked-persons-list-sdn-human-readable-lists.

“Opinion of Counsel” means an opinion by legal counsel to the Seller Entities regarding due authority and execution and the enforceability of the Transaction Documents to which any Seller Entities are a party, in form and substance and with such qualifications as are acceptable to Purchaser’s counsel.

“Permitted Encumbrances” means (a) the lien of any real estate taxes, water and sewer charges, not yet due and payable; (b) those recorded easements, restrictions, liens and encumbrances set forth as exceptions in the Title Commitment and in the Title Policy to be issued by Title Company to Purchaser and approved by Purchaser in its sole discretion in connection with this Agreement; and (c) the Lease.

“Person” means any natural person, firm, corporation, partnership, limited liability company, other entity, state, political subdivision of any state, the United States of America, any agency or instrumentality of the United States of America, any other public body or other organization or association.

“Professional Fees” has the meaning set forth in Section 1.05.

“Property” has the meaning set forth in Section 1.01.

“Property Condition Report” has the meaning set forth in Section 2.06.

“Purchase Price” means the amount specified in Section 1.02.

“Real Property” has the meaning set forth in Section 1.01.

“Seller Documents” has the meaning set forth in Section 2.02.

“Seller Entity” or “Seller Entities” means individually or collectively, as the context may require, Seller, Guarantor and Limited Guarantor and any Affiliate of Seller and Guarantor.

“Submerged Land Lease” means that certain Sovereignty Submerged Lands Lease Renewal and Modification Increase Square Footage File No. 560000758 issued by the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida to Current Owner and Holiday Village of Sandpiper, Inc.

“Submerged Land Lease Assignment” means a written assignment agreement from Current Owner and Holiday Village of Sandpiper, Inc. to Purchaser conveying whatever right, title or interest they have to Purchaser, as the owner of the Property, of the leasehold rights and interests under the Submerged Land Lease.

“Survey” has the meaning set forth in Section 2.03.

STORE/Altitude Holdings
Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

A-4

“Title Commitment” has the meaning set forth in Section 2.01(a).

“Title Company” means First American Title Insurance Company located at 2425 E. Camelback Road, Suite 300, Phoenix, Arizona 85016, Attention: Kristin Brown, National Commercial Services, or an alternative title insurance company selected by Purchaser.

“Title Objection” has the meaning set forth in Section 2.01(d)(i).

“Title Policy” has the meaning set forth in Section 2.01(a).

“Transaction” has the meaning set forth in Section 1.01.

“Transaction Costs” means all out-of-pocket costs and expenses incurred in connection with the Transaction, including but not limited to (a) the procurement, or if the same is provided by Seller, the update of, the Property Condition Report, Environmental Report, Survey, Title Commitment, Title Policy, any title policy required by Purchaser’s lender, and all endorsements required by Purchaser and its lender, (b) the Valuation, (c) any mortgagee’s title insurance policies required by Purchaser’s lender, (d) all taxes (including stamp taxes and transfer taxes), escrow, closing, transfer and recording fees. Transaction Costs expressly exclude Professional Fees.

“Transaction Documents” means this Agreement, the Lease, the Guaranty, the Limited Guaranty, the Memorandum of Lease, the Deed, the Submerged Land Lease Assignment, the Collateral Assignment of Management Agreement, the Lease Proof of Insurance, the Disbursement Agreement, the Opinion of Counsel, the Non-Foreign Seller Certificate, the Assignment of Warranties, the UCC-1 Financing Statements, the Franchise Comfort Letter, any and all documents referenced herein and therein, and such other documents, payments, instruments and certificates as are reasonably required by Purchaser and/or the Title Company.

“UCC-1 Financing Statements” means such UCC-1 Financing Statements as Purchaser shall require with respect to the Transaction.

“UST Regulations” means 40 C.F.R. § 298 Subpart H – Financial Responsibility, or any equivalent state law, with respect to petroleum underground storage tanks (as such term is defined under 40 C.F.R. § 290.12 or any equivalent state law).

“USTs” means any one or combination of tanks and associated product piping systems used in connection with storage, dispensing and general use of Hazardous Materials.

“Valuation” has the meaning set forth in Section 2.05.

“Zoning Evidence” has the meaning set forth in Section 2.03.

STORE/Altitude Holdings
Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

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EXHIBIT B

PROPERTY ADDRESS / LEGAL DESCRIPTION

Street Address: 4500 SE Pine Valley Street, Port St. Lucie, Florida 34952

Legal Description: To be provided by Seller or Title Company.

STORE/Altitude Holdings
Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

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EXHIBIT C

NON-FOREIGN SELLER CERTIFICATE

STATE OF	)
) ss:
COUNTY OF	)

_______________, being first duly sworn deposes and states under penalty of perjury:

1.	That he/she is a of _______________ ____________, a _______________, the transferor of the Property described on Schedule I attached hereto.

2.	That the transferor’s office address is at _____________________.

3.	That the United States taxpayer identification number for the transferor is ________________________.

4.	That the transferor is not a “foreign person” as that term is defined in Section 1445(f) of the United States Internal Revenue Code of 1986, as amended (the “Code”).

5.	That the transferor is not a disregarded entity as defined in § 1.1445 2(b)(2)(iii) of the regulations promulgated under the Code.

This affidavit is given to _______________________, a _______________, the transferee of the Property described in paragraph 1 above, for the purpose of establishing and documenting the non-foreign affidavit exemption to the withholding requirement of Section 1445 of the Code. The transferor understands that this affidavit may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

______________________________, a

_______________

By:	EXHIBIT – NOT FOR SIGNATURE
Name:
Title:

Subscribed and sworn to before me this _____ day of _____________________, 20__.

Notary Public: __________________________

(SEAL)

My Commission Expires: _________________

STORE/Altitude Holdings
Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

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Schedule I
to Non-foreign Seller Certificate

PROPERTY

STORE/Altitude Holdings
Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

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EXHIBIT D

ASSIGNMENT OF WARRANTIES

THIS ASSIGNMENT OF WARRANTIES (this “Assignment”), is made as of _______________________, 20__, by and between _____________________________, a ____________________________ (“Assignor”) and _____________________________, a ____________________________ (“Assignee”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of ________, 20__, by and between Assignor and Assignee (the “Purchase Agreement”), Assignor agreed to sell to Assignee, inter alia, certain real property, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the Purchase Agreement (collectively, the “Property”). Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement; and

WHEREAS, the Purchase Agreement provides, inter alia, that Assignor shall assign to Assignee rights to all guaranties and warranties relating to the Property and that Assignor and Assignee shall enter into this Assignment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Assignment of Warranties. Assignor hereby assigns, sets over and transfers to Assignee, without recourse or representation, all of Assignor’s right, title and interest in, to and under any and all guaranties and warranties, if any, in effect with respect to all or any portion of the Property as of the date hereof, if any and if and only to the extent the same may be assigned or quitclaimed by Assignor without expense to Assignor. Assignee hereby accepts the foregoing assignment of guaranties and warranties. Notwithstanding this Assignment, if Assignor, as Lessee under the Lease as described in the Purchase Agreement, seeks to enforce a warranty for any element of the Property under the Lease in order to meet Lessee’s obligations to maintain such Property, then Assignee will cooperate with Assignor in enforcing such warranty.

2. Miscellaneous. This Assignment and the obligations of the parties hereunder shall survive the closing of the transaction referred to in the Purchase Agreement and shall not be merged therein, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

3. Severability. If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

4. Counterparts. This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

STORE/Altitude Holdings
Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

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IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first set forth hereinabove.

ASSIGNOR:

_________________________________________, a

By:	EXHIBIT – NOT FOR SIGNATURE
Name:
Title:

ASSIGNEE:

_________________________________________, a

By:	EXHIBIT – NOT FOR SIGNATURE
Name:
Title:

STORE/Altitude Holdings
Purchase and Sale Agreement
4500 SE Pine Valley St., Port St. Lucie, FL
File No. 7210/02-926.1

D-2